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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of General DataComm Industries, Inc. and Subsidiaries on Form S-3 of our report, dated December 22, 1997 on our audits of the consolidated financial statements and financial statement schedule of General DataComm Industries, Inc. and Subsidiaries as of September 30, 1997 and 1996 and for the years ending September 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.
Stamford, Connecticut
January 5, 1998